Exhibit 10(k)

       1.

                        AMENDMENT TO
             THE BANK OF NEW YORK COMPANY, INC.
           SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


          WHEREAS, The Bank of New York Company, Inc.
Supplemental Executive Retirement Plan (the "Plan") was adopted by the Board of Directors of The Bank of New York Company, Inc., effective as of June 9, 1992; and
          WHEREAS, Section 9 of the Plan provides that the Compensation Committee of the Board of Directors may amend the Plan at any time, except in certain respects not material hereto; and
          WHEREAS, the Compensation Committee desires to amend the Plan;
          NOW, THEREFORE, the Plan is hereby amended in the following respects, effective as of March 9, 1993:
          1. Section 4 of the Plan is amended by deleting the second sentence thereof and substituting therefor the following:
     A Participant listed on Exhibit A whose employment terminates prior to attaining age 60, other than by reason of death, shall also be entitled to a Benefit under the Plan. Any other Participant whose employment terminates prior to attaining age 60, other than by reason of death, shall not be entitled to a Benefit under the Plan except as determined by the Committee in its discretion.

          2. Section 5(b) of the Plan is amended by the deletion of the first sentence thereof and the substitution therefor of the following:
     The Benefit payable under the Plan to a Participant listed on Exhibit A whose employment terminates prior to

       2.
     attaining age 60, other than by reason of death, shall be equal to the amount of the Benefit provided in paragraph (a) of this Section, subject to reduction (if any) in accordance with the provisions of the Retirement Plan for payment as of the first day of the month coin-ciding or following the later of the date the Partici-pant attains age 55 or the date of the Participant's termination of employment. If the Committee determines that any other Participant whose employment terminates prior to attaining age 60, other than by reason of death, is entitled to a Benefit under the Plan, the amount thereof shall be equal to the amount of the Benefit provided in paragraph (a) of this Section, subject to reduction (if any) in accordance with the provisions of the Retirement Plan for payment as of such date as determined by the Committee.

          3. Section 5(c) of the Plan is amended in its entirety to read as follows:
          (c) Unless the Committee, in its discretion, directs payment in a different form or at a different time, payment of a Benefit to a Participant shall be made in the form of a lump sum within 30 days after:

               (i)  the Participant's termination of
          employment with the Company, if his employment terminates on or after the date he attains age 60, other than by reason of death,

              (ii)  the first day of the month coinciding
          with or following the later of the date the Participant attains age 55 or the date of the Participant's termination of employment, if the Participant is listed on Exhibit A and his employment terminates prior to attaining age 60, other than by reason of death, or

             (iii)  as of such date as determined by the
          Committee, if the Committee determines that a Participant who is not listed on Exhibit A and whose employment terminates prior to attaining age 60, other than by reason of death, is entitled to a Benefit under the Plan.

     In the event of the Participant's death while an active employee of the Company, payment of a Benefit to a Participant's spouse shall, unless the Committee, in its discretion, directs payment in a different form or at a

       3.

     different time, be made in a lump sum within 30 days after the later of:

               (i)  the date of the Participant's death,

              (ii) the date on which benefits are payable to the Participant's spouse under the Retirement Plan, or

             (iii)  the date on which benefits would have
          been payable to the Participant's spouse under the Retirement Plan if the service with the Company of a Participant who is or has been a member of the Irving Plan were taken into account as provided under the Retirement Plan.

     Lump sum payments under this paragraph shall be deter-mined based on the actuarial assumptions in effect under the Retirement Plan immediately prior to the date of payment.

          Notwithstanding anything contained herein to the contrary, in the event of a change of control of the Company (as defined below), the Committee may not direct payment of a Benefit to a Participant or to a Parti-cipant's spouse in a different form or at a different time. For purposes of this Section, a "change of control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on March 9, 1993, pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934; provided that, without limitation, such change of control shall be deemed to have occurred at such time as
     (a) any "person" (within the meaning of Section 14(d) of the Securities Exchange Act of 1934), other than the Company or an employee benefit plan sponsored by the Company, acquires more than 25% of combined voting power of the outstanding securities of The Bank of New York Company, Inc. ordinarily having the right to vote at elections of directors, including shares of common stock of The Bank of New York Company, Inc.; (b) there is a sale or divestiture of all or substantially all of the assets of the Company; or (c) during any two-year period, individuals who constitute the Board of Directors of The Bank of New York Company, Inc. (the "Incumbent Board") as of the beginning of the period cease for any reason to constitute at least a majority thereof, provided that any person becoming a director during such period whose election or nomination for election by the shareholders of The Bank of New York

       4.

     Company, Inc. was approved by a vote of at least three-quarters of the Incumbent Board (either by a specific vote or by approval of the proxy statement of The Bank of New York Company, Inc. in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this clause (c), considered as though such person were a member of the Incumbent Board.

          4. Exhibit A is added to the Plan to read as follows:
                          Exhibit A

                     Vested Participants

          The following Participants shall be entitled to a Benefit under the Plan in the event of their termination of employment prior to attaining age 60, other than by reason of death:

               Alan R. Griffith
               Samuel F. Chevalier
               Thomas A. Renyi
               Richard D. Field
               Richard A. Pace
               Robert J. Mueller


          IN WITNESS WHEREOF, The Bank of New York Company,
Inc. has caused this Amendment to be executed by its duly authorized officers this 9th day of March, 1993.

                                    \s\ Charles E. Rappold II
                                    __________________________
ATTEST:


\s\ Jacqueline R. McSwiggan
____________________________
     Assistant Secretary